Exhibit 99.1

NanoVibronix Announces Interim Results of Clinical Study for UroShield

Interim Results Indicate Beneficial Effects for Patients

ELMSFORD, N.Y., November 16, 2022 — NanoVibronix, Inc., (NASDAQ: NAOV), a medical device company utilizing the Company’s proprietary and patented low intensity surface acoustic wave (SAW) technology, today announced interim results of its U.K. clinical study for UroShield that is being conducted by The University of Southampton and the National Biofilms Innovation Centre.

Brian Murphy, CEO of NanoVibronix, stated, “We are encouraged by the interim results we received from the Southampton quantitative and qualitative study for UroShield. The results are positive and are an important next step towards securing permanent clearance from the FDA and ramping up production for distribution in the U.S. We look forward to receiving additional information when the study is published in 2023.”

“In addition, the webinar series produced by our Australian distributor, DukeHill HC, from July to September, has increased awareness of UroShield in the Australian market,” added Mr. Murphy. “The series informed clinicians about the use, benefits and outcomes achieved when using our device and featured clinicians and patients’ experiences. As a result, hundreds more clinicians have become aware of UroShield, and DukeHill is expanding its sales team to accelerate sales growth.”

Study: The Effect of Ultrasound on Urinary Catheter Biofilms and Uropathogens

Initial results of the independent, real world patient study suggest changes in the microbial population diversity following use of the Uroshield, with potential beneficial effects on the urinary and catheter microbiome. In addition to these analyses, most patients using the Uroshield reported fewer catheter blockages and infections, and other positive benefits.

The study was initiated in April 2021 for the purpose of filling a gap in the Company’s clinical evidence and establishing documentation required by the FDA for permanent 510K clearance. As part of the preliminary clinical study, microbiological analyses of urine and catheter samples pre- and post- use of Uroshield device was carried out using a combination of culture, microscopy and sequencing techniques.

For additional information about the study, please visit: https://www.hra.nhs.uk/planning-and-improving-research/application-summaries/research-summaries/the-effect-of-ultrasound-on-urinary-catheter-biofilms-and-uropathogens/

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield® and UroShield®, which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results; (iii) inability to secure regulatory approvals for the sale of our products; (iv) intense competition in the medical device industry from much larger, multinational companies; (v) product liability claims; (vi) product malfunctions; (vii) our limited manufacturing capabilities and reliance on subcontractor assistance; (viii) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (ix) our ability to successfully obtain and maintain intellectual property protection covering our products; (x) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xi) our reliance on single suppliers for certain product components, (xii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiii) our conducting business in foreign jurisdictions exposing us to additional challenges, such as foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xiv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.